As filed with the Securities and Exchange Commission on January 25, 2006.

Registration No. 333-130700

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0216911
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1661 East Main Street, Easley, South Carolina 29640

(Address of Principal Executive Offices) (Zip Code)

Computer Software Innovations, Inc. 2005 Incentive Compensation Plan

(Full Title of the Plan)

David B. Dechant

Chief Financial Officer

1661 East Main Street, Easley, South Carolina 29640

(864) 855-3900

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE

Computer Software Innovations, Inc. (the “Company”) is filing this post-effective amendment to deregister 1,100,000 shares of common stock of the Company that were registered under the Registration Statement on Form S-8 filed on December 27, 2005 (File No. 333-130700) for issuance pursuant to the Computer Software Innovations, Inc. 2005 Incentive Compensation Plan (the “Plan”). No shares were issued under the Plan.

The Company is filing this post-effective amendment because it believes that at the time of filing it did not technically meet the eligibility requirements under General Instruction A.1 that it be required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). Specifically, since the Company believes it was not required to report under the Exchange Act at the time of filing, it was not eligible to file the Form S-8. However, the Company has continuously filed reports under the Exchange Act since 2000 and is current in all such filings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easley, State of South Carolina, on this 25th day of January, 2006.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Nancy K. Hedrick Nancy K. Hedrick	President, Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2006

/s/ David Dechant David Dechant	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2006

/s/ Anthony Sobel* Anthony Sobel	Chairman, Director	January 25, 2006

/s/ Tom Butta* Tom Butta	Director	January 25, 2006

/s/ Shaya Phillips* Shaya Phillips	Director	January 25, 2006

/s/ Thomas P. Clinton* Thomas P. Clinton	Vice President of Sales and Director	January 25, 2006

* By:	/s/ David B. Dechant
David B. Dechant as agent for service under this Registration Statement pursuant to Rule 478 of the Securities Act of 1933, as amended, and attorney-in-fact for the indicated individuals